UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 5, 2011

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

As discussed in more detail in our Current Report on Form 8-K filed with the Commission on December 28, 2010, a week after we filed our preliminary proxy statement in September for our 2010 annual meeting of stockholders anticipated to be held in November (the “2010 Meeting”), we received a comment letter from the Security and Exchange Commission concerning its review of our annual report on Form 10-K, as amended, for the year ended December 31, 2009 (the “2009 Annual Report”).  As we are required to send stockholders the 2009 Annual Report with the proxy statement related to the 2010 Meeting, we postponed the 2010 Meeting until the Commission’s comments could be resolved.  In the course of resolving the comments, we determined, among other things, that we needed to restate the financial statements contained in the 2009 Annual Report and amend that Report, as well as our proxy statement related to the 2010 Meeting.  Due to the length of time it has taken to resolve the Commission’s comments, we were unable to hold the 2010 Meeting in 2010.  To expedite the process of convening the 2010 Meeting, on January 5, 2011, our Board reduced the quorum required to hold the 2010 Meeting and removed the resolution to amend our Certificate of Incorporation to increase the number of shares authorized for issuance.

Quorum Reduction

In September, the Board approved an amendment to our Restated and Amended Bylaws (the “Bylaws”) solely to reduce the quorum required for our 2010 Meeting from a majority to 40%.  The reason for the reduced quorum was the concern that we would not be able to obtain the usual 50% quorum and the 2010 Meeting would have to be postponed.  We had to adjourn our 2008 annual meeting of stockholders on three occasions due to the lack of a quorum until we amended our Bylaws to reduce the quorum for that meeting to 44%.  The Board again amended our Bylaws to reduce the quorum requirement to 40% solely for the 2009 Meeting.  With the reduced quorum requirements, we barely received a sufficient number of votes to obtain a quorum at both meetings.  The Board believes that our difficulties in obtaining a quorum directly result from the fact that more than approximately 40% of our outstanding shares are held outside the United States with many of these shares being held at European banks or brokerage houses that do not necessarily participate in the voting of proxies of American companies.

Due to the delay in holding the 2010 Meeting discussed above, the Board approved another amendment to the Bylaws solely to further reduce the quorum for our 2010 Meeting to 33 1/3%.

The foregoing description of the Bylaws is qualified in its entirety by reference to the Restated and Amended Bylaws, a copy of which is attached and incorporated herein as Exhibit 3.1.

Removal of Resolution

The Board also determined that the resolution to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock should be removed as there would not be sufficient time to garner the required number of votes for passage of that resolution.  We anticipate that the resolution will be put before our stockholders at the 2011 Annual Meeting.

Item 9.01.           Financial Statements and Exhibits.

(c) Exhibits:

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

January 11, 2011	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer